UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2009

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GREEN PLANET BIOENGINEERING CO. LIMITED

 (Exact name of registrant as specified in its charter)

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Delaware	000-52622	37-1532842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, FL 33180	33180
(Address of principal executive offices)	(Zip Code)

561-542-2604

Registrant’s telephone number, including area code

61 Broadway, 32nd Floor,

New York, New York 10006

 (Former name or address, if changed from last report)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.01

ACQUISITION OR DISPOSITION OF ASSETS

SELL OF GREEN PLANET BIOENGINEERING, CO., LTD. COMMON SHARES

On June 17, 2009, ONE Holdings, Corp. (“ONE”) acquired from the shareholders of Green Planet Bioengineering, Co., LTD. listed below (individually the “Shareholder” and collectively referred to as “Shareholders”) 80% of the Shareholders’ common shares and warrants owned in Green Planet Bioengineering, Co., LTD. (“GP”, “Green Planet”). Transaction closed July 22, 09 upon receipt of all required documents and stock certificates. For the GP shares and warrants, each Shareholder is to receive shares of the Registrant’s common stock and cash payments as follows:

First Name	Last Name	# of GP Shares Sold	# of ONE Shares Received	Cash Payable in 12 months	Cash Payable in 24 months
Min	Zhao	6,528,600	7,120,138	$285,684.53	$ 342,821.44
Prestige Ventures, Corp.		112,000	122,148	$ 4,901.00	$ 5,881.20
Sally	Ou	120,000	130,873	$ 4,901.00	$ 5,881.20
First Name	Last Name	# of GP Warrants Sold	# of ONE Shares Received	Cash Payable in 12 months	Cash Payable in 24 months
Thomas	Chan	200,000	218,121	$ 8,576.75	$ 10,292.10
William	Crawford	213,333	232,662	$ 9,247.72	$ 11,097.26
Marius	Silvasan	1,193,461	1,301,597	$ 44,298.96	$ 53,158.75
Jeanne	Chan	382,993	417,695	$ 13,598.23	$ 16,317.88
Michael	Karpheden	1,208,661	1,318,174	$ 44,298.96	$ 53,158.75
Abacus Investments Corp.		688,000	750,338	$ 30,106.14	$ 36,127.37

As part of the transaction each Shareholder has also agreed that thirty-five percent (35%) of the ONE’s shares issued to each Shareholder shall be deposited into an Escrow and in the event GP’s EBITDA for fiscal year 2009 is less than GP’s EBITDA for fiscal 2008, the number of shares of ONE’s stock issued to each Shareholder shall be proportionately reduced as provided for in each Shareholder’s Stock Purchase Agreement (collectively the “Stock Purchase Agreements”). The Shareholders are also subject to a lockup and leak out period and have one Piggy-Back Registration right as further defined in the Stock Purchase Agreements.

Mr. Silvasan is the director and interim executive officer and is the owner of more than 10% of the outstanding common stock of ONE.

SELL OF GREEN PLANET BIOENGINEERING, CO., LTD. PREFERRED SHARES

On June 17, 2009, ONE acquired Thirty Thousand Two Hundred and Thirty Nine (30,239) shares of GP preferred stock (“GP Preferred Stock”). Each share of the GP Preferred Stock shall (a) provide ONE with the right to vote 1,000 votes on all matters submitted to a vote of the shareholders of GP and (b) be convertible into 1,000 shares of GP common stock. ONE paid to GP for said shares of GP Preferred Stock $15,000,000 which was paid by ONE through the issuance to GP of 10,329,551 shares of ONE’s common stock. Transaction closed July 22, 09 upon receipt of all required documents and stock certificates.

As part of the transaction GP has also agreed that thirty-five percent (35%) of the ONE’s shares issued to GP shall be deposited into an Escrow and in the event GP’s EBITDA for fiscal year 2009 is less than GP’s EBITDA for fiscal 2008, the number of shares of ONE’s stock issued to GP shall be proportionately reduced as provided for in the GP Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreements”). GP is also subject to a lockup and leak out period and has one Piggy-Back Registration right as further defined in the Preferred Stock Purchase Agreements.

Upon the purchase of the GP Common Shares from the Shareholders and the GP Preferred Stock from GP, ONE has become the majority shareholder of GP. ONE’s equity in GP, based on the current number of shares outstanding and assuming conversion in common shares of the acquired warrants and GP Preferred Stock, would reach 82%.

ONE BUSINESS DESCRIPTION

ONE is a diversified investment company that owns majority equity interest in private and publicly listed companies involved in the bioengineering, finance, telecom and technology industries.

ONE is a publicly traded company on the OTCBB under the symbol CSEV.OB. Upon completion of ONE’s initial set of targeted acquisitions ONE intends to apply for listing on the NASDAQ with a secondary listing at a later date on Hong Kong.

ONE acts as a strategic investor in each subsidiary, providing capital and managerial overview. ONE works with each subsidiary to promote organic and acquisition driven growth. As scale is achieved, ONE intends to bring each subsidiary public to maximize value to its investors. This strategy is aimed at providing investors the opportunity to invest in each subsidiary or directly in ONE based on the investor’s risk profile and investment strategy.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Exhibit No.	Description
10.1	Share Purchase Agreement between Min Zhao and ONE
10.2	Escrow Agreement between Min Zhao and ONE
10.3	Preferred Share Purchase Agreement between GP and ONE
10.4	Escrow Agreement between GP and ONE
10.5	Share Purchase Agreement between Sally Ou and ONE
10.6	Escrow Agreement between Sally Ou and ONE
10.7	Share Purchase Agreement between Thomas Chan and ONE
10.8	Escrow Agreement between Thomas Chan and ONE
10.9	Share Purchase Agreement between William Crawford and ONE
10.10	Escrow Agreement between William Crawford and ONE
10.11	Share Purchase Agreement between Marius Silvasan and ONE
10.12	Escrow Agreement between Marius Silvasan and ONE
10.13	Share Purchase Agreement between Jeanne Chan and ONE
10.14	Escrow Agreement between Jeanne Chan and ONE
10.15	Share Purchase Agreement between Michael Karpheden and ONE
10.16	Escrow Agreement between Michael Karpheden and ONE
10.17	Share Purchase Agreement between Abacus Investments, Corp and ONE
10.18	Escrow Agreement between Abacus Investments, Corp and ONE
10.19	Share Purchase Agreement between Prestige Ventures, Corp. and ONE
10.20	Escrow Agreement between Prestige Ventures, Corp. and ONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009

	By:	/s/ MIN ZHAO
Min Zhao
Chief Executive Officer